UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 8, 2022 (July 1, 2022)

Clearday, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Village Drive, Suite 106, San Antonio, TX 78217

(Address of Principal Executive Offices) (Zip Code)

(210) 451-0839

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CLRD	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Clearday, Inc. (“Clearday” or the “Company”) entered into a loan agreement with an institutional lender to obtain gross proceeds of approximately $540,000 and modified an existing promissory note to reduce its principal balance from approximately $2,420,000 to $550,000 (which eliminated approximately $1,870,000 or our indebtedness) and extended the note’s maturity date to March 31, 2023.

Financing

On July 5, 2022, the Company closed a loan with an institutional lender (“Lender”) under the terms of a Securities Purchase Agreement (the “Securities Purchase Agreement) dated July 1, 2022, and issued an unsecured promissory note in the principal amount of $600,000, which included original issue discount of $60,000 (the “Note”) to the Lender. The Note provided proceeds to us $540,000 before fees and expenses. We paid $54,000 in placement fees in connection with the sale of the Note and $7,000 of expenses of the Lender. After payment of such fees and closing cost, the sale of the Note resulted in $479,000 in net proceeds to the us. The Note was issued in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) thereof. The net proceeds were used for general working purposes.

The obligations under the Note incur interest equal to 12% per annum, subject to increase to the lesser of 16% per annum or the maximum amount permitted by law upon an Event of Default as defined by the Note. The Note’s maturity date is 380 days after the July 5 funding date of the Note. Interest and principal are payable from and after 90 calendar days after the funding date, subject to a five business day grace period, in equal monthly payments of $60,000 plus accrued and unpaid interest, subject to our right to extend any or each of the first three such payments for 30 days upon payment of a fee equal to 10% of the amount due on such payment date.  We may prepay the obligations under the Note upon notice of seven trading days without payment or penalties or fees other than a $750 administrative fee.

We paid the Lender a commitment fee (“Commitment Fee”) of our common stock (“Commitment Shares”). 66,000 of Commitment Shares were issued and vested on the funding date of the Note. An additional 300,000 Commitment Shares vest at a rate of 30,000 shares per month.

The Note ranks as our senior unsecured debt. No security interests were granted to the Lender. The Lender has certain rights that may be exercised only upon an Event of Default (as defined by the Note). These rights include the right to exercise a warrant (the “Warrant”) to purchase 900,000 shares of our common stock at a price per share of $0.50, which Warrant will be void cancelled when the Note is repaid in full, if there has not been an Event of Default. The Lender also has the right to convert the obligations under the Note, from and after an Event of Default, at a price per share equal to $0.50. Each of the exercise price of the Warrant and the conversion price of the Note are subject to adjustment in the event we issue shares of common stock or equivalents at a price per share that is lower than the then exercise or conversion price. The Lender has no right to convert the Note or exercise the Warrant unless there is an Event of Default under the Note.

We have agreed to reserve shares of our common stock for issuance to the Lender upon any conversion of the Note, which may be converted only after an Event of Default, equal to the product of number of shares that would be issued upon any such conversion multiplied by 1.25.

We agreed to register under the Securities Act the Commitment Shares and the shares of common stock underlying the Warrant and the Note under the terms of a Registration Rights Agreement within 180 days after the funding date, if the Note has not been repaid prior to such date. We have also provided under the Securities Purchase Agreement that we will provides for such registration of such shares of our common stock in any other registration statement that we may file under the Securities Act, subject to certain customary exceptions.

The Note has customary representations, warranties and covenants, including, without limitation, our indemnification of the Lender a judgement that is unvacated, unbonded or unstayed for a period of twenty (20) days, other than certain specified matters.

We have provided the Lender with a right of first refusal with respect to any bona fide offer of any financing that we intend to pursue that may be exercised by the Lender within five trading days after we provide a notice of such proposed financing. If the Lender does not exercise its right of first refusal, then we may close such financing within 30 days. The Lender’s right of first refusal is not applicable to any of the following: (1) a bona fide offer of capital or financing from a nationally recognized broker dealer that is retained by Borrower and acceptable to the Holder, which acceptance will not be unreasonably delayed, withheld or conditioned (“Investment Banker”), or any person or party that is introduced to the Company by the Investment Banker in its capacity as a placement agent, (ii) a bona fide offer of capital or financing from a person or party if such capital or financing is used by the Company for the acquisition or refinance of real property so long as (a) any security interest granted to such person or party is solely limited to the real property being acquired or refinanced and (b) such person or party shall have no rights at any time in such transaction or any related transaction to acquire Common Stock or Common Stock Equivalents of the Company (each a “Real Property Transaction”), as well as (iii) a bona fide offer of capital or financing from a person or party if such person or party is solely purchasing the Company’s accounts receivable(s) or sharing of the Company’s revenues, in each case so long as such person or party shall have no rights at any time to acquire Common Stock or Common Stock Equivalents of the Company (each a “Factoring Transaction”).

The Note is subject to repayment from the use the proceeds of certain transactions. If, prior to the full repayment or satisfaction of the Note’s obligations, we receive cash proceeds of more than $2,000,000.00 (the “Minimum Threshold”) in the aggregate, from the sale of assets or issuance of our securities, including pursuant to an Equity Line of Credit (as defined in this Note), then the Lender may require us to apply up to 50% of such proceeds after the Minimum Threshold to repay all or any portion of the outstanding obligation under the Note; provided that such repayment obligation is not applicable to Real Property Transactions (as defined by the Note as noted above), the sale of assets to customers of the Company in the ordinary course of business, the sale of interests in real estate, or any Small Business Administration Economic Injury Disaster Loan.

The Lender has “most favored nations” status. While the Note’s obligations are outstanding, we will provide the Lender with any terms under any other public or private offering of our securities (including securities convertible into shares of our common stock) with any individual or entity (an “Other Investor”) that has the effect of establishing rights or otherwise benefiting such Other Investor in a manner more favorable in any material respect to such Other Investor than the rights and benefits established in favor of the Lender, in each case, other than with respect to any Real Property Transaction (as defined in the Note), Factoring Transaction (as defined in the Note), or Buyout Transaction (as defined in the Note, generally to be when we use the proceeds to repay the Note’s obligations).

The foregoing descriptions of our obligations under the Securities Purchase Agreement, Note, Warrant and Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of each such document, which is filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Report and are incorporated herein by reference.

Reduction of Existing Indebtedness

We paid the holder of a promissory note issued on September 9, 2021 $175,000 and concurrently modified the terms of such promissory note.

The modifications included reducing the outstanding principal balance to $550,000, extending the maturity date of the note to March 31, 2023, eliminating the requirement to make minimum monthly payments on the note and decreasing the percentage of net proceeds from any equity or equity linked financings (including convertible debt), less any selling commissions to pay the obligations under this note. This note represents the full obligations of us to the holder who is a prior investment advisor other than the customary continuing obligations to indemnify this advisor under its advisory agreement.

The foregoing descriptions of the modification to such promissory note are not complete and are qualified in their entirety by reference to the full text of such document, which is filed as Exhibits 10.5 to this Report and are incorporated herein by reference.

Item 8 – Other Events.

Clearday sold on June 30, 2022 unimproved land of approximately 2 acres of property located in Cibolo, Texas that was held as non-core assets for an aggregate gross amount of $980,000. The sale of such land is part of our previously disclosed course of business to sell or otherwise monetize assets non-core assets, which are the assets (1) acquired by Clearday Operations, Inc. (formerly, Allied Integral United, Inc.), on December 31, 2018, when it began its business and that (2) are not related to our memory care facilities or our non-acute care and wellness industry. We have agreed to pay a real estate commission of 3% of such sales price.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks regarding the Company and its business, generally; risks related to the Company’s ability to correctly estimate and manage its operating expenses and develop its innovate non-acute care businesses and the acceptance of its proposed products and services, including with respect to future financial and operating results; the ability of the Company to protect its intellectual property rights; competitive responses to the Company’s businesses including its innovative non-acute care business; unexpected costs, charges or expenses; regulatory requirements or developments; changes in capital resource requirements; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and the registration statement regarding the Company’s previously announced merger, that was filed and declared effective. The Company can give no assurance that the actual results will not be materially different than those based on the forward looking statements. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

10.1	Securities Purchase Agreement dated as of July 1, 2022 by and between the Company and Mast Hill Fund, L.P.
10.2	Promissory Note dated July 1, 2022 issued by the Company to Mast Hill Fund, L.P. in the initial principal amount of $600,000.
10.3	Common Stock Purchase Warrant dated July 1, 2022 for 900,000 shares of common stock issued to Mast Hill Fund, L.P.
10.4	Registration Rights Agreement dated as of July 1, 2022 by and between the Company and Mast Hill Fund, L.P.
10.5	Promissory Note and Amendment dated July 7, 2022 in the principal amount of $550,000 to A.G.P./Alliance Global Partners.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARDAY, INC.

	By:	/s/ James Walesa
	Name:	James Walesa
	Title:	Chief Executive Officer

Dated July 8, 2022